UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 21, 2014

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 28, 2014, CNB Financial Corporation (the “Corporation”) distributed a notice to participants in the Corporation’s 401(k) Savings Plan referred to as the CNB Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”) notifying participants that, effective April 28, 2014, there will be a change in the mix of funds offered to participants in the 401(k) Plan. The notice indicates that fund swaps are scheduled to begin on April 28, 2014, and that, due to the number of plans involved in this fund swap, a blackout period will begin on April 28, 2014, which is expected to end during the week of May 5, 2014 (the “Blackout Period”). During the Blackout period, participants in the 401(k) Plan will temporarily be unable to make changes or effect transactions within their accounts, including redirecting investment allocations or requesting withdrawals or distributions of any type from the 401(k) Plan.

In connection with the foregoing, the Corporation received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 on March 21, 2014, and sent a notice (the “Notice”) to its directors and executive officers on March 28, 2014, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, regarding the Blackout Period. The description of the Notice is qualified in its entirety by reference to the Notice, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Notice sent to directors and executive officers of CNB Financial Corporation, dated March 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: March 28, 2014	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice sent to directors and executive officers of CNB Financial Corporation, dated March 28, 2014.